Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The Board of Directors:
     We hereby consent to the inclusion in the Registration Statement filed on Form S-4/A-5 of our reports dated October 11, 2005, relating to the balance sheet of Ensource Energy Partners LP as of September 30, 2005 and the financial statements of Ensource Energy Income Fund LP as of September 30, 2005 and for the period then ended appearing in the Form S-4/A-5 and the reference to our firm under “Experts” in the Prospectus.
/s/ Hein & Associates LLP
Houston, Texas
November 17, 2005